Exhibit 10.04

LOAN DOCUMENT MODIFICATION AGREEMENT

This Loan Document Modification Agreement (this “Agreement”) is made as of this 29th day of September, 2015 by and between MIDDLESEX SAVINGS BANK, a Banking Corporation organized and existing under the laws of Massachusetts, of 6 Main Street, Natick, Massachusetts 01760 "Lender"), and Dynasil Corporation of America of 44 Hunt Street, Watertown, MA 02472 (the "Borrower"); and Optometrics Corporation of 8 Nemco Way, Ayer, MA 01432, Radiation Monitoring Devices, Inc. of 44 Hunt Street, Watertown, MA 02472, RMD Instruments Corp. of 44 Hunt Street, Watertown, MA 02472, Evaporated Metal Films Corp. of 239 Cherry Street, Ithaca, NY 14850 and Dynasil Biomedical Corp. of 44 Hunt Street, Watertown, MA 02472 (the "Guarantors").

Whereas, on May 1, 2014 Lender made a loan (the “Loan”) to Borrower evidenced by a Revolving Line of Credit Note dated May 1, 2014 from Borrower to Lender in the original principal amount of $4,000,000 (the "LOC Note"); and

Whereas, as security for the payment and performance of Borrower's obligations under the LOC Note, Borrower and Guarantors executed and delivered to Lender, (i) a Loan and Security Agreement dated May 1, 2014 between Borrower and Lender, (the “Loan Agreement”); and (ii) UCC-1 Financing Statements covering the Collateral described in the Loan Agreement and filed with the Secretary of State of the Commonwealth of Massachusetts, State of New York and State of Delaware (the "UCC-1 Financing Statements"); and (iii) Guaranties dated May 1, 2014 from the Guarantors to the Lender (the "Guaranties"); and (iv) a Stock Pledge Agreement by Borrower dated May 1, 2014 (the “Stock Pledge”); and (v) a Subordination Agreement dated as of May 1, 2014 given by Massachusetts Capital Resource Company (“MCRC”) to Lender (the “MCRC Subordination”) by which all debt of Borrower to MCRC (the “Junior Debt”) is subordinated to the Original Note. Collectively the Loan Agreement, the UCC-1 Financing Statements, the Guaranties, the Stock Pledge, and the MCRC Subordination are referred to, together with various other documents referred to therein, as the “Security Instruments”; and

Whereas, Borrower and Lender have agreed to amend the terms of the Loan by adding or modifying certain financial covenants; by Lender granting to Borrower consent to pay-down or pay-off a certain amount of the Junior Debt, and by adding an option on the part of Borrower to term out a certain amount of Advances made to Borrower under the LOC Note in accordance with Section 2 of this Agreement; and

Now, therefore, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

1.	Anything contained in Sections 2 and 3 of the MCRC Subordination to the contrary notwithstanding, Lender hereby consents to the Borrower paying-down or paying off up to $3,000,000 of the Junior Debt, utilizing up to $2,000,000 of Advances under the LOC Note, subject to compliance with all of the terms and conditions of the Loan, including but not limited to the Borrowing Base set forth in Section 1.4 of the Loan Agreement.

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2.	At Borrower’s option, if, as and when Borrower achieves Adjusted EBITDA, as defined in new Section 4.9A of the Loan agreement as inserted below, of $2,850,000, and on the condition that Borrower is not in default of any of the terms and conditions of the Loan, including but not limited to the revised financial covenants set forth below, Borrower may convert up to $2,000,000 of outstanding Advances under the LOC Note to a new five year term note, in Lender’s standard form, bearing interest at the annual rate of (i) 4.5% fixed, if said option is exercised within sixty (60) days of the date of this Agreement; or otherwise (ii) the then applicable Federal Home Loan Bank Classic Advance Regular Rate for a five (5) year term plus three (3%) percent, to be rounded to the nearest one-eighth of one percentage point (0.125%). Upon such conversion, the terms of the Loan Agreement shall be deemed to have been modified and amended by renumbering Section 1.1.2 to 1.1.1 (and deleting the third, fourth and fifth paragraphs thereof) and inserting a new Section 1.1.2 as follows:

1.1.2 Term Loan. A Term Loan, evidenced by a Term Note in the original principal amount of Two Million and 00/100 ($2,000,000.00) Dollars (the "Term Note").

Such loan or loans together are referred to as the “Loan” or “Loans”, and such Line of Credit Note and the Term Note together are referred to as the "Notes", as such Notes may be modified, extended, and/or amended from time to time.

The Borrower agrees to repay to the Lender all advances (each, an "Advance"), whether pursuant to the Notes or otherwise, all of which, together with all other indebtedness, liabilities and commitments which the Borrower owes to the Lender, whether (a) arising under this Agreement or otherwise, (b) now existing or hereafter arising, or (c) direct or indirect, absolute or contingent, joint or several, due or not due, are referred to as the "Obligation(s)."

The Loans are being made upon the terms contained in this Agreement, the Notes, and any other Security Instrument (as defined herein), the terms of which are incorporated herein.

3.	The terms of the Loan Agreement are further modified and amended:

A.	By deleting Section 3.4 in its entirety and inserting in lieu thereof the following:

3.4 Loans and Investments. Make any loan or advance (other than in the ordinary course of business and other than inter-company loans made to a Guarantor) or declare any dividends or make any distributions to any individual or entity or make any investment in or with any individual or entity, except Borrower may pay dividends, provided that after such payments, Borrower is in compliance with the financial covenant set forth in Section 4.9 of this Agreement, and provided that, in any case, there shall be no intercompany advances, loans, or investment from the Borrower or from the Guarantors to Xcede. Intercompany advances, loans or investments from the Borrower or from the Guarantors to Biomedical will be limited to no more than $50,000 annually for the purpose of preserving Biomedical’s patents and other Intellectual Property.

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B.	By deleting Section 4.9 in its entirety and inserting in lieu thereof the following:

4.9 Debt Service Coverage. At the close of each fiscal quarter of the Borrower, maintain a Debt Service Coverage ratio of at least 1.20 to 1.00 on a trailing four quarter basis. "Debt Service Coverage" shall be determined for the relevant period, and shall mean (i) EBITDA excluding non-cash and/or non-recurring expenditures or gains as permitted and the operating income or loss of the Xcede joint venture that is consolidated into Borrower’s financial results, minus un-financed (cash) capital expenditures, minus dividends and distributions, minus cash taxes paid for ongoing operations, divided by (ii) scheduled interest and principal payments made on all debt.

C.	By inserting new Section 4.9A as follows:

4.9A Maximum Leverage. At the close of each fiscal quarter of the Borrower, and on a trailing four quarter basis maintain Maximum Leverage of 3.00 to 1.00 with Leverage equal to (i) Senior Secured Debt plus Subordinated Debt; divided by (ii) Adjusted EBITDA, defined as EBITDA excluding non-cash and/or recurring expenditures (expenses) or gains as permitted and the operating income or loss of the Xcede joint venture that is consolidated into Borrower’s financial results.

D.	By deleting Section 4.10 in its entirety and inserting in lieu thereof the following:

4.10 Time of Testing. Borrower’s compliance with the financial covenants set forth in Sections 4.9 through 4.9A above shall be tested at the time of Borrower’s furnishing of financial statements to the Lender as required by Section 4.2.1 herein, at which time the Borrower shall also furnish the Lender with completed Covenant Compliance Certificates in the form attached hereto as Schedule 4.14.

4. Borrower and Guarantors confirm that the Security Instruments, as amended by or added to in connection with this Agreement, constitute the valid and enforceable obligations of Borrower and Guarantors, and that neither Borrower nor Guarantors has any existing claims, defenses or rights of setoff with respect thereto.

5. Borrower and Guarantor hereby warrant and represent that the statements set forth in the recitals above are true and correct, and that all representations and warranties made by Borrower and Guarantor in the Security Instruments continue to be true and correct in all material respects.

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6. It is further agreed that this Agreement shall not, in any manner, release, relinquish, or otherwise affect the liens, security interests, and rights created by or arising under the Security Instruments or its priority over other liens, charges, or encumbrances affecting the Collateral referred to therein (except by extending such lien to secure, inter alia, any and all new obligations created hereby and pursuant to any New Note and/or Amended and Restated Note executed in connection herewith) or Borrower’s or Guarantors’ liability there under; and all other terms, conditions and covenants therein contained which are not hereby amended, are hereby ratified and confirmed as previously written.

7. Borrower and Guarantors acknowledge that there are and were no oral or written representations, warranties, understandings, stipulations, agreements or promises made by any party or by any agent, employee or other representative of any party, pertaining to the subject matter of this Agreement which have not been incorporated herein. No express or implied consent to any further modifications involving any of the matters set forth in the Security Instruments or herein shall be inferred or implied by Lender's execution of this Agreement. Any further modification of the Loan shall require the express written approval of Lender. No provision hereof shall be modified or limited except by a written instrument signed by the parties hereto, expressly referring hereto and to the provision so modified or limited.

8. Except as expressly amended and modified by this Agreement, all of the terms and conditions of the Security Instruments shall remain in full force and effect, and shall apply to any advances made pursuant to the Original Note (but only if it is not superseded by an Amended and Restated Note hereunder) and any New Note and/or Amended and Restated Note executed herewith.

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Executed under seal this 29th day of September, 2015.

	Dynasil Corporation of America		Optometrics Corporation

By:	/s/ Thomas C. Leonard	By:	/s/ Thomas C. Leonard
	Thomas C. Leonard, Treasurer		Thomas C. Leonard, Treasurer

	Middlesex Savings Bank		Radiation Monitoring Devices, Inc.

By:	/s/ Tony Zhang	By	/s/ Thomas C. Leonard
	Tony Zhang, Vice President		Thomas C. Leonard, Treasurer

RMD Instruments Corp.

		By:	/s/ Thomas C. Leonard
Thomas C. Leonard, Treasurer

Evaporated Metal Films Corp.

		By:	/s/ Thomas C. Leonard
Thomas C. Leonard, Treasurer

Dynasil Biomedial Corp.

		By:	/s/ Thomas C. Leonard
Thomas C. Leonard, Treasurer

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